EXHIBIT 99.1

PRESSRELEASE www.HelixESG.com
Helix Energy Solutions Group, Inc. ·  400 N. Sam Houston Parkway E., Suite 400  ·  Houston, TX  77060-3500  · 281-618-0400  ·  fax: 281-618-0505

For Immediate Release                                                                                                                                          12-021

Date: November 12, 2012	Contact:	Terrence Jamerson
Director, Finance & Investor Relations

Helix Updates Well Intervention Fleet Backlog

HOUSTON, TX – Helix Energy Solutions Group, Inc. (NYSE: HLX) announced today that it has been awarded its initial customer contractual commitments for the Helix 534.  The Helix 534 was acquired in August from Transocean and is undergoing modifications and upgrades necessary for conversion into a well intervention vessel at the Jurong Shipyard in Singapore. The Helix 534 is scheduled to sail from Singapore during the first quarter of 2013 and after transit to the Gulf of Mexico, is expected to be placed into service in late second quarter 2013. Backlog for the Helix 534 involves work in the Gulf of Mexico and extends into 2016.

Meanwhile, the Q4000 has extended its strong contractual backlog through 2014, with strong customer interest into 2016.

Helix also announced today that the Skandi Constructor has also received its initial contractual awards. The Skandi Constructor is a chartered vessel and is expected to enter the Helix well intervention fleet in the spring of 2013. Its initial contract involves work in the North Sea and follows with a project off the eastern Canadian coast.

Helix’s two existing North Sea based well intervention vessels, the Seawell and the Well Enhancer, have been awarded customer contracts into the fourth quarter of 2013.

Owen Kratz, President and Chief Executive Officer of Helix, stated, “The recent contract awards for our two new additions to the well intervention fleet, the Helix 534 and the Skandi Constructor, as well as the growing backlog for our existing fleet, reflects the strong market demand for deepwater well intervention services as well as Helix’s market leadership for these services. Furthermore, customer interest for our newbuild semisubmersible well intervention vessel, the Q5000, remains high. The Q5000 is currently under construction at the Jurong Shipyard in Singapore and is scheduled to enter the fleet in early 2015.”

About Helix

Helix Energy Solutions Group, headquartered in Houston, Texas, is an international offshore energy company that provides development solutions and other key life of field services to the energy market as well as to its own oil and gas business unit. For more information about Helix, please visit our website at www.HelixESG.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements.  All statements, other than statements of historical fact, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding contract backlog; the timing of vessels entering into service; the estimated duration of customer contracts; future contract commencement dates and locations; and any statements of assumptions underlying any of the foregoing. The forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors including but not limited to the performance of contracts by suppliers, customers and partners; actions by governmental and regulatory authorities; operating hazards and delays; employee management issues; uncertainties inherent in the exploration for and development of oil and gas and in estimating reserves; complexities of global political and economic developments; geologic risks; volatility of oil and gas prices and other risks described from time to time in our reports filed with the Securities and Exchange Commission ("SEC"), including the Company's most recently filed Annual Report on Form 10-K and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. We assume no obligation and do not intend to update these forward-looking statements except as required by the securities laws.